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                                                                  Exhibit 10(d)
                                MIRROR PLANS AMENDMENT
                                ______________________

          Pursuant to Section 8.01 (Plan Amendment) of the J. C. Penney Company, Inc. Mirror Savings Plan I and the J. C. Penney Company, Inc. Mirror Savings Plans II ("Mirror Plans"), Section 7.08 of the Mirror Plans shall be amended effective July 14, 1999 in its entirety to read as follows:

     7.08      Change of Control
               _________________

          At the time of commencement of participation in the Plan, a Participant may make an irrevocable election to have his Plan benefits paid in a single-sum immediately upon a Change of Control (as hereafter defined). If the Participant makes such an election as described above, his vested Plan benefits shall be paid in a single-sum upon a Change of Control.

          If the Participant does not make such an election, then, upon a Change of Control, assets of the Company in an amount sufficient to pay benefits then due under the Plan shall immediately be transferred to a grantor trust to be established by the Company for the purpose of paying benefits hereunder, and the Personal Account and Company Account shall thereafter be paid to the Participant from such trust in accordance with the terms of the Plan; provided that at the time of such Change of Control, the Participant may make an irrevocable election to have his Plan benefits paid in a single-sum immediately, in which event the Participant's benefits shall be reduced by 10% as a penalty for early withdrawal, and the Participant shall receive a single-sum payment of only 90% of his benefits otherwise payable under the Plan. On each anniversary date of the date of a Change of Control, the Company shall transfer to the grantor trust an amount necessary to pay all benefits accrued under the Plan during the preceding twelve months.

          For purposes of this Section 7.08, a Change of Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b) during any period of two consecutive calendar years, the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Company: individuals, who on July 14, 1999 constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened

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     election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on July 14, 1999 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected solely to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets, other than any such sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition; or

          (e) the execution of a binding agreement that if consummated would result in a Change of Control of a type specified in subparagraphs (a) or
     (c) above (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change of Control of a type specified in subparagraph (d) above (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company of a plan of complete liquidation or dissolution of the Company that, if consummated, would result in a Change of Control of a type specified in subparagraph (d) above (a "Plan of Liquidation"), provided, however, that a Change of Control of the type specified in this subparagraph (e) shall not be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the

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     Abandonment Date.  As used in this subparagraph (e), the term "Abandonment
     Date" shall mean the date on which (i) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (ii) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (iii) the Company abandons a Plan of Liquidation, or
     (iv) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Company that it will not approve an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal; or

          (f) the Board adopts a resolution to the effect that, for purposes of this Plan, a Change of Control has occurred.

          Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity (i) which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, (ii) which is intended to reflect or track the value or performance of a particular division, business segment or subsidiary of the Company, or (iii) which is an affiliated company, subsidiary, or spin-off entity owned by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company on the date of such spin-off.

          As used in connection with the foregoing definition of Change of Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 50% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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